Execution Copy

                       InteliData Technologies Corporation
                             1991 STOCK OPTION PLAN

                             STOCK OPTION AGREEMENT

              THIS AGREEMENT is made as of the 24th day of February, 1998 (the "Reset Date") by and between InteliData Technologies Corporation, a Delaware corporation (the "Company"), and the John C. Backus, Jr. Irrevocable Trust dated April 21st, 1995, John Carlton Backus, Trustee ("Optionee").

                                   WITNESSETH:

RECITALS

A. On August 1, 1994 (the "Grant Date"), John C. Backus, Jr. ("Backus") was granted three options under the US Order, Inc. 1991 Stock Option Plan (the "Plan"). B. Backus transferred his rights under the Options with respect to 125,000 shares to Optionee.

C. On February 24, 1998, the Compensation Committee of the Company's Board of Directors agreed to amend the terms of the Option held by Optionee.

D. Optionee and the Company wish to document the terms of the Option, as amended, held by Optionee by this Agreement.

E. The Option is not intended to be an incentive stock option under Section 422 of the Internal Revenue Code.

         NOW, THEREFORE, it is hereby agreed as follows:

         1. Grant of Option. Subject to the terms and conditions set forth in this Agreement and the Plan, Optionee holds a Nonqualified Stock Option (the "Option") to purchase up to 125,000 shares of the Company's common stock, $0.001 par value (the "Option Shares") from time to time during the term of the Option at an exercise price of $1.80 per share. The Company acknowledges and agrees that in the event of any split-off, spin-off or similar corporation reorganization pursuant to which any division, business or assets of the Company are distributed to its shareholders, the number of Option Shares covered hereby shall be adjusted in accordance with Section 3 of the Plan.

         2. Option Term. The Option will expire at the close of business on August 1, 2004 (the "Expiration Date"), unless sooner terminated in accordance with the provisions of this Agreement or the Plan.

         3. Option Nontransferable. The Option is not transferable or assignable by Optionee other than by will or by the laws of descent and distribution provided that Optionee may transfer the Option in whole or in part from time to time, for no consideration, to Optionee's children, grandchildren, spouse, one or more trusts for the benefit of such family members or one or more partnerships in which such family members are the only partners (collectively, "Permitted Transferees"). During the lifetime of Optionee, the Option shall be exercisable only by Optionee or a Permitted Transferee.

         4. Dates of Exercise. The Option will be exercisable as to the Option Shares within the specified term of the Option and pursuant to the provisions of this agreement.

         5.       Termination of Employment.

                  (a) Except as provided in Section 5(b), should Backus cease to be employed by the Company as its President and Chief Executive Officer (other than by reason of termination for Cause, as defined below), the Option will remain exercisable until the Expiration Date.

                  (b) Should Backus be discharged for Cause by the Company or any other member of the Group, or should Backus cease to be an employee for any reason following receipt of notice of the intent of the Company or any other member of the Group to discharge Backus for Cause, the term of the Option shall immediately terminate (and the Option shall cease to be exercisable) upon the earlier of such notice or cessation of employment.

         6. Privilege of Stock Ownership. Optionee or a Permitted Transferee will have none of the rights of a shareholder with respect to the Option Shares until Optionee or Permitted Transferee has exercised the Option and has been issued a stock certificate for the Option Shares.

         7. Manner of Exercising Option. In order to exercise the Option with respect to all or any part of the Option Shares for which the Option is at the time exercisable, Optionee or a Permitted Transferee (or in the case of exercise after Optionee's death, Optionee's executor, administrator, heir or legatee, as the case may be) must take the following actions:

                  (i) Provide the Company written notice of such exercise in accordance with Section 16 hereof, specifying the number of Option Shares with respect to which the Option is being exercised;

                  (ii) Pay the aggregate exercise price for the purchased shares in one or more of the following alternative forms: (A) full payment, in cash or by check payable to the Company's order, in the amount of the exercise price for the Option Shares being purchased; (B) full payment in shares of Common Stock (held for at least six months if acquired pursuant to an option) and having a Fair Market Value on the day of exercise (as determined under the terms of the Plan) equal to the exercise price for the Option Shares being purchased;
                         (C) a combination of such shares of Common Stock and cash or check payable to the Company's order, equal in the aggregate to the exercise price for the Option Shares being purchased; or (D) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price; and

                  (iii) Furnish the Company with appropriate documentation that the person (or persons) exercising the Option, if other than Optionee, has the right to exercise the Option.

         8. Effect of a Change in Control.

                  (a) The Option Shares issuable upon exercise of the Option shall be subject to adjustment in accordance with Section 3 of the Plan in the event of a Change in Control (as defined in Section 8(b)), that affects the Company's Common Stock, $.001 par value per share, as a result of such Change in Control. Following a Change in Control, Optionee shall have the right to cause the successor entity to the Company to purchase all or any portion of the Option at the fair value thereof on the date of termination, determined using the Black-Scholes option-pricing model with the following weighted-average assumptions: dividend yield of 0%; expected volatility equal to the beta for the Company's Common Stock, $.001 par value per share, for the immediately preceding twelve month period; expected life equal to the remaining term of the Option; and a risk-free interest rate equal to the "prime rate" as set forth in the Money Rates section of the Wall Street Journal as of the date of termination.

                  (b) For purposes of this Section 8, a "Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

                  (i) any Person is or becomes the Beneficial Owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), directly or indirectly, of securities of the Company (not including securities beneficially owned by such Person or any securities acquired directly from the Company or any of its affiliates) representing more than 50% of the combined voting power of the Company's then outstanding securities; or

                  (ii) during any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this Section 8(b)) whose election by the Board of nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

                  (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

                  (iv) the shareholders of InteliData approve a plan of complete liquidation of InteliData or an agreement for the sale or disposition by InteliData of all or substantially all of its assets.

         For purposes of this Section, "Person" shall have the meaning given in Section (3)(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (i) the Company or any of its subsidiaries or affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

                  (c) In the event that any payment to Optionee under this paragraph is subject to any federal or state excise tax, the Company shall pay to Optionee an additional amount equal to any such excise tax imposed, pursuant to the terms of the Employment Agreement.

                  (d) The Company shall pay to Optionee all reasonable legal fees and expenses incurred by Optionee as a result of seeking in good faith after a Change in Control to obtain or enforce any benefit or right provided by this Agreement. Such payments shall be made within ten (10) business days after delivery of Optionee's written request for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require.

         9.       Compliance with Laws and Regulations.

                  (a) The exercise of the Option and the issuance of Option Shares upon such exercise is subject to compliance by the Company and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which shares of the Company's common stock may be listed at the time of such exercise and issuance.

                  (b) In connection with the exercise of the Option, Optionee will execute and deliver to the Company such representations in writing as may be requested by the Company so that it may comply with the applicable requirements of federal and state securities laws.

         10.       Liability of the Company.

                  (a) If the Option Shares exceed, as of the Grant Date, the number of shares that may without shareholder approval be issued under the Plan, then this Option will be void with respect to such excess shares unless shareholder approval of an amendment sufficiently increasing the number of shares issuable under the Plan is obtained in accordance with the provisions of the Plan.

                  (b) The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any common stock pursuant to the Option will relieve the Company of any liability with respect to the non-issuance or sale of the common stock as to which such approval is not obtained.

         11.      Withholding.

                  (a) To the extent federal, state and local income and employment tax withholding requirements should apply to the exercise of this Option, Optionee hereby agrees to make appropriate arrangements with the Company for the satisfaction of such withholding requirements.

                  (b) Subject to approval of the Committee, any withholding obligation arising from exercise of the Option may be satisfied by any of the following means or by a combination of such means: (i) tendering a cash payment;
(ii) authorizing the Company to withhold from the Common Stock otherwise issuable to Optionee as the result of the exercise of the Option, a number of shares having a Fair Market Value, as of the date the withholding tax obligation arises, less than or equal to the amount of the withholding tax obligation; or
(iii) delivering to the Company already owned and unencumbered shares of Common Stock having a Fair Market Value, as of the date the withholding tax obligation arises, less than or equal to the amount of the withholding tax obligation.

         12. Other Restrictions. Upon any exercise of the Option, the Committee may require Optionee to represent to and agree with the Company in writing that the shares are being acquired without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer determined by the Committee to be necessary or appropriate under applicable securities laws.

         All certificates for shares of common stock delivered pursuant to exercise of the Option shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the common stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificate to make appropriate reference to such restrictions.

         13. Definitions. Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Plan.

         14. Headings. The headings of Sections herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any of the provisions of this Agreement.

         15. Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement will be in writing and addressed to the Company in care of its Secretary at 13100 Worldgate Drive, Suite 600,
Herndon, Virginia 20170. Any notice required to be given or delivered to Optionee will be in writing and addressed to Optionee at the address indicated below Optionee's signature line on this Agreement. All notices will be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

         16. Construction. This Agreement and the Option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan. All decisions of the Committee with respect to any question or issue arising under the Plan or this Agreement will be conclusive and binding on all persons having an interest in the Option.

         17. Governing Law. The interpretation, performance, and enforcement of this Agreement will be governed by the laws of the State of Delaware.

                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in duplicate on its behalf by its duly authorized officer and Optionee has also executed this Agreement in duplicate, all as of the day and year indicated above.


                           InteliData Technologies Corporation


                           By  /s/ William F. Gorog
                               -------------------------------
                               William F. Gorog
                               Chairman of the Board



                               /s/ John C. Backus
                               -----------------------------
                               John C. Backus
                               Trustee

                               Address:  2201-C Nantucket
                                         Houston, TX  77057